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                                                              EXHIBIT 23.3

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Post Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-04219) and related Prospectuses of Premier Laser Systems, Inc. of our report dated May 1, 1997, with respect to the consolidated financial statements and schedules of Premier Laser Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, as amended, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Orange County, California

November 26, 1997